UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012 (November 16, 2011)

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in a Current Report on Form 8-K filed on November 18, 2011 (the “Original Form 8-K”), relating to the 2011 Annual Meeting of Stockholders of Broadridge Financial Solutions, Inc. (the “Company”) held on November 16, 2011 (the “Annual Meeting”). The purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Form 8-K, an advisory vote was conducted at the Annual Meeting on the frequency of future advisory votes on the Company’s executive compensation. The Board of Directors of the Company (the “Board”) recommended, and the Company’s stockholders approved, that future advisory votes on the Company’s executive compensation will be held every one year. The Company has decided, consistent with the vote of the Company’s stockholders and the recommendation from the Board, to submit a separate resolution on the Company’s executive compensation to the Company’s stockholders for an advisory vote every one year in its proxy materials (the next such vote being at the 2012 Annual Meeting of Stockholders of the Company) until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers (which would be at the 2017 Annual Meeting of Stockholders of the Company, unless presented earlier).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: Vice President, General Counsel and Secretary

2